Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-1) and related Prospectus of Bionomics Limited for the registration of American Depository Shares and to the incorporation by reference therein of our report dated October 14, 2022, with respect to the consolidated financial statements of Bionomics Limited included in its Annual Report (Form 20-F) for the year ended June 30, 2022, filed with the Securities and Exchange Commission.

Ernst & Young

Adelaide, Australia

November 10, 2022